Exhibit 99

[LOGO OF ITC^DELTACOM]

Investor Contact:	Media Contact:
Douglas A. Shumate	Monty Vest
Senior Vice President	Senior Manager
Chief Financial Officer	Marketing Communications
706-385-8189	256-382-3949
dshumate@itcdeltacom.com	mvest@itcdeltacom.com

ITC^DELTACOM REPORTS FIRST QUARTER 2003 RESULTS

Results Show Continued Strong Revenue Growth in Integrated Telecommunications Business

With 14% Increase Over First Quarter of 2002

WEST POINT, Ga. May 8, 2003 – ITC^DeltaCom, Inc. (ITCD.OB), a provider of integrated telecommunications services to customers in the southern United States, today reported operating results for the three months ended March 31, 2003.

The following table presents, for the periods indicated, data regarding the Company’s operating revenues and EBITDA (in thousands):

	Three Months Ended
	March 31,
	2003	2002	Change
Integrated telecom revenues	$63,423	$55,431	14%
Equipment and other revenues	10,879	12,074	(10)%
Wholesale revenues	24,772	41,843	(41)%

Total operating revenues	$99,074	$109,348	(9)%

EBITDA	$13,975	$16,103	(13)%

EBITDA represents operating income or loss before depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered an alternative to net income (loss) or operating income (loss) as a measure of performance. The Company believes that operating income (loss) is the GAAP measure which is most directly comparable to EBITDA. A reconciliation of EBITDA to operating income (loss) is provided in note 2 to the attached table captioned “Financial Highlights.”

“ITC^DeltaCom continues to generate strong cash flow from operations and growth in our integrated telecom business, where we maintain a strong competitive advantage,” said Larry Williams, Chairman and CEO of ITC^DeltaCom. “This is the result of our strategic focus on our core retail business and continuing support of our loyal customer base.”

REVENUE HIGHLIGHTS

As previously reported and as a result of cost-reducing measures the Company implemented in connection with its reorganization and the changing environment of the telecommunications industry, beginning with the first quarter of 2003, the Company has consolidated its broadband transport services segment into its retail services segment, which will be managed and reported as a single business segment.

Consistent with its previous reports, in which the Company stated that it expected to continue to provide detailed revenue disclosure concerning its end-user, retail customers and its wholesale customers, the following discussion presents revenue highlights based on the division of services and products into retail and wholesale types of revenues.

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ITCD Reports First Quarter Results

May 8, 2003

Retail Revenues

Retail revenues in the first quarter of 2003 totaled $74.3 million, which represented an increase of $6.8 million, or 10.1%, over retail revenues generated in the first quarter of 2002 and an increase of $2.1 million, or 2.9%, over retail revenues in the fourth quarter of 2002. Of retail revenues in the first quarter of 2003, 85% were derived from integrated telecom services, which consist of local, long distance, and enhanced data services, and 15% from equipment sales and services, and other retail services.

Integrated telecom revenues in the first quarter of 2003 totaled $63.4 million, which represented an increase of $8.0 million, or 14.4%, over integrated telecom revenues in the first quarter of 2002 and an increase of $2.0 million, or 3.3%, over integrated telecom revenues in fourth quarter of 2002.

Equipment sales and services and other retail services revenues in the first quarter of 2003 totaled $10.9 million, which represented a decrease of $1.2 million, or 9.9%, from equipment and other revenues in the first quarter of 2002 and were consistent with results for the fourth quarter of 2002.

The following table presents, for the periods indicated, data regarding the Company’s integrated telecom revenues and other retail revenues (in thousands):

	Three Months Ended
	March 31,
	2003	2002	Change
Local services revenues	$29,849	$24,740	21%
Retail long distance services revenues	17,375	16,263	7%
Enhanced data services revenues	16,199	14,428	12%

Total integrated telecom revenues	63,423	55,431	14%
Equipment and other revenues	10,879	12,074	(10)%

Total retail revenues	$74,302	$67,505	10%

Wholesale Revenues

Wholesale revenues totaled $24.8 million in the first quarter of 2003, which represented a decrease of $17.1 million, or 40.8%, from wholesale revenues in the first quarter of 2002 and a decrease of $2.5 million, or 9.2%, from wholesale revenues in the fourth quarter of 2002. Of wholesale revenues in the first quarter of 2003, 76% were derived from wholesale broadband transport services, 13% from local-interconnection services and 11% from other wholesale services.

The following table presents, for the periods indicated, data regarding the Company’s wholesale revenues (in thousands):

	Three Months Ended
	March 31,
	2003	2002	Change
Broadband transport services revenues	$18,875	$22,727	(17)%
Local-interconnection services revenues	3,184	14,699	(78)%
Other wholesale services revenues*	2,713	4,417	(54)%

Total wholesale revenues	$24,772	$41,843	(41)%

*	Includes wholesale long distance, data, and other services

The decrease in the Company’s wholesale revenues from the first quarter of 2002 to the first quarter of 2003 was primarily attributable to a decrease in the rates it charges for its broadband transport services, from

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ITCD Reports First Quarter Results

May 8, 2003

service cancellations by some of its broadband transport and local-interconnection services customers and from overall instability in the wholesale market.

Among other highlights for the 2003 quarter, the Company:

•	Increased retail revenues approximately 10% over first quarter 2002 revenues;
•	continued strong cash management, with $47.4 million in cash and cash equivalents at the end of the first quarter, which includes $18.5 million in restricted funds.
o	The slight decrease in cash and cash equivalents from the last quarter of 2002 resulted from normal working capital requirements for prior year compensation and property tax accruals along with prepayment of current year insurance expenses.
•	Reduced selling, operations and administration expenses 13% from the first quarter of 2002.
o	Expenses for the first quarter of 2003 included additional costs associated with the Company’s consumer services initiative and additional professional services fees related to particular industry issues. The Company expects the additional professional services expenses will decrease throughout the remainder of the year and expenses associated with the consumer services initiative will be offset as the business matures.
•	Increased local services revenues by 21% over first quarter 2002 revenues.

OUTLOOK

ITC^DeltaCom anticipates that retail revenues from integrated telecom services will continue to grow throughout the remainder of 2003. The Company’s wholesale long distance revenues may experience softness during the remainder of 2003, which it expects will have minimal impact on cash flow from operations. Wholesale revenues overall are expected to stabilize in the second quarter, with moderate changes anticipated throughout the remainder of the year. The Company expects that the continued growth in retail revenues, together with the stabilization in wholesale revenues, will result in growth in cash flow from operations throughout the next several quarters.

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in West Point, Georgia, provides, through its operating subsidiaries, integrated telecommunications services to businesses in the southern United States and broadband transport services to other communications companies. ITC^DeltaCom’s business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC^DeltaCom also offers colocation, web hosting, and managed and professional services. The Company operates 35 branch offices in nine states, and its 10-state fiber optic network of approximately 10,088 miles reaches approximately 188 points of presence. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC^DeltaCom, please visit the Company’s website at www.itcdeltacom.com.

Statements contained in this news release regarding ITC^DeltaCom’s expected financial condition, revenues, cash flow and other operating results, capital expenditures, revenue trends, customer receivables, network deployment, product design and implementation, business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC^DeltaCom with the Securities and Exchange Commission, including ITC^DeltaCom’s annual report on Form 10-K filed on March 31, 2003, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC^DeltaCom’s filings under the heading “Risk Factors,” include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC^DeltaCom’s control. ITC^DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.

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ITCD Reports First Quarter Results

May 8, 2003

ITC^DELTACOM, INC. (1)

FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except share data)

	Successor	Predecessor
	Three Months Ended March 31,
	2003	2002
Operating revenues	$99,074	$109,348
Cost of services	47,984	50,989

Gross margin	51,090	58,359

Operating expenses:
Selling, operations and administration	36,894	42,256
Depreciation and amortization	14,511	31,983
Stock based deferred compensation amortization	221	—

Total operating expenses	51,626	74,239

Operating loss	(536)	(15,880)

Other income (expense):
Interest expense	(3,524)	(15,006)
Interest income	81	123
Other expense, net	—	17

Total other expense, net	(3,443)	(14,866)

Loss before income taxes	(3,979)	(30,746)
Income tax expense	—	—

Net loss	(3,979)	(30,746)
Preferred stock dividends and accretion	(748)	(2,150)

Net loss applicable to common stockholders	$(4,727)	$(32,896)

Basic and diluted net loss per common share	$(0.11)	$(0.53)

Basic and diluted weighted average common shares outstanding	44,834,101	62,364,768

EBITDA (2)	$13,975	$16,103

(1)	ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for the three months ended March 31, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for the three months ended March 31, 2003 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company”. On October 30, 2002, the Company adopted fresh start reporting in accordance with the provisions of Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” Fresh start reporting resulted in a new operating entity with assets and liabilities adjusted to fair value and beginning retained earnings set to zero. Results for periods prior to the completion of the reorganization generally are not comparable to results for periods following the reorganization.

(2)	EBITDA represents operating income or loss before depreciation and amortization. The Company evaluates and projects the performance of its business using several measures, including EBITDA. The Company considers this measure to be an important indicator of its performance, because it eliminates many differences in financial, capitalization and tax structures, as well as some non-cash and non-operating charges to income. This measure should not be considered an alternative to net income (loss) or operating income (loss), as calculated in accordance with accounting principles generally accepted in the United States, as a measure of performance or to cash flows, as calculated in accordance with accounting principles generally accepted in the United States, as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

The Company believes that operating income (loss) is the financial measure under generally accepted accounting principles in the United States that is most directly comparable to EBITDA. The following table sets forth, for the periods indicated, a

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ITCD Reports First Quarter Results

May 8, 2003

quantitative reconciliation of the differences between EBITDA and operating loss, as operating loss is calculated in accordance with such generally accepted accounting principles:

	Successor	Predecessor
	Three Months Ended March 31,
	2003	2002
Operating loss	$(536)	$(15,880)
Depreciation and amortization	14,511	31,983

EBITDA	$13,975	$16,103

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ITCD Reports First Quarter Results

May 8, 2003

ITC^DELTACOM, INC.

BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS

(In thousands)

	March 31,	December 31,
	2003	2002
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents, excluding restricted cash	$28,900	$30,554
Restricted cash, including long-term portion	18,519	18,535
Total current assets	102,949	99,485
Property, plant and equipment, gross	432,034	425,614
Accumulated depreciation	22,287	8,470
Property, plant and equipment, net	409,747	417,144
Other assets	36,053	36,891
Total assets	548,749	553,520

Current liabilities	87,753	84,757
Other long-term liabilities, less current portion	6,472	7,325
Long-term debt and capital lease obligations, less current portion	196,448	199,668
Total liabilities	290,673	291,750
Convertible redeemable preferred stock	25,085	24,525
Stockholders’ equity	232,991	237,245
Total liabilities and stockholders’ equity	548,749	553,520

	Successor	Predecessor
	Three Months Ended March 31,
	2003	2002
	(unaudited)
Other Financial Data:
Capital expenditures	$7,032	$12,332
Cash flows provided by (used in) operating activities	5,963	(3,135)
Cash flows used in investing activities	7,019	12,320
Cash flows used in financing activities	598	702

	March. 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2003	2002	2002	2002	2002
Statistical Data: (1)
Branch offices	35	35	35	35	35
Route miles	10,088	10,088	9,980	9,980	9,980
Colocations	185	185	180	179	178
Voice switches	12	12	12	12	12
Frame relay/ATM switches (2)	43	44	44	46	88
“Next generation” voice switches (3)	42	42	47	48	48

Retail lines sold (3)	180,610	177,080	170,413	167,342	153,510
Wholesale lines sold (3)	61,962	54,740	54,303	79,695	134,228

Total lines sold (3)	242,572	231,820	224,716	247,037	287,738

Retail lines installed	176,026	169,980	162,424	156,865	145,494
Wholesale lines installed	59,271	50,531	52,210	77,395	130,341

Total lines installed	235,297	220,511	214,634	234,260	275,835

Retail lines installed/sold percentage	97%	96%	95%	94%	95%
Wholesale lines installed/sold percentage	96%	92%	96%	97%	97%

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ITCD Reports First Quarter Results

May 8, 2003

Annualized growth rate of revenue DS-3 miles	15.31%	5.51%	-12.12%	57.38%	11.69%
Web hosting-monthly recurring charges (installed)	$389,812	$341,784	$343,475	$384,620	$326,479
Business customers served—retail services (4)	19,990	19,590	18,680	17,730	16,560
Number of employees (4)	1,820	1,830	1,875	1,910	2,000
Annualized consolidated revenue/employee	$217,745	$217,694	$215,511	$227,458	$218,696

(1)	Data rounded except as to branch offices, colocations, lines and switches.
(2)	Reflects the combination of previously reported ATM, Frame relay and Passport switches. The decrease in the number of such switches in the quarter ended June 30, 2002 resulted primarily from the Company’s removal of 36 Passport switching facilities from its network.
(3)	Formerly referred to as Unisphere SMX-2100 switches. Excludes Nortel DMS500 voice switches reported under “Voice switches”.

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ITCD Reports First Quarter Results

May 8, 2003

ITC^DELTACOM, INC. (1)

SUPPLEMENTAL FINANCIAL HIGHLIGHTS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2003	2002(1)	2002	2002	2002
Retail revenues:
Local	$29,849	$29,666	$27,649	$26,858	$24,740
Long distance	17,375	15,863	16,235	16,092	16,623
Enhanced data	16,199	15,865	15,672	14,927	14,428

Integrated telecom revenues	63,423	61,394	59,556	57,877	55,431

Equipment and other	10,879	10,817	10,592	10,539	12,074

Total retail revenues	$74,302	$72,211	$70,148	$68,416	$67,505

Wholesale revenues:
Broadband revenues	$18,875	$20,025	$20,342	$21,467	$22,727
Local/interconnection revenues	3,184	4,663	5,984	14,271	14,699
Long distance and data	1,119	1,640	3,286	3,218	3,268
Other	1,594	947	1,261	1,239	1,149

Total wholesale revenues	$24,772	$27,275	$30,873	$40,195	$41,843

Total consolidated revenues	$99,074	$99,486	$101,021	$108,611	$109,348
Cost of services	47,984	45,853	47,852	50,247	50,989

Gross margin	51,090	53,633	53,169	58,364	58,359
Selling, operations and administration	36,894	38,508	39,750	41,925	42,256
Stock based deferred compensation amort.	221	1,140	—	—	—
Special charges	—	—	—	223	—

EBITDA (2)	$13,975	$13,985	$13,419	$16,216	$16,103

(1)	ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for periods prior to October 29, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for periods following October 29, 2002 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company.” Results for periods prior to the completion of the reorganization generally are not comparable to results for periods following the reorganization. The results for the period in the table above ending December 31, 2002 include the results for the Predecessor Company from October 1, 2002 through October 29, 2002 and the results of the Successor Company from October 30, 2002 through December 31, 2002. The results of this period generally are not comparable with results for any other period.
(2)	EBITDA represents operating income or loss before depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered an alternative to net income (loss) or operating income (loss) as a measure of performance. The Company believes that operating income (loss) is the GAAP measure, which is most directly comparable to EBITDA. A reconciliation of EBITDA to operating income (loss) is provided in note 2 to the attached table captioned “Financial Highlights.”
(3)	Reported net of disconnects and cancellations.
(4)	Data rounded.

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